UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 13, 2012

ANNALY CAPITAL MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas
Suite 2902
New York, New York	10036

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

          On September 12, 2012, the Company filed Articles Supplementary (the “Articles Supplementary”) with the Maryland State Department of Assessments and Taxation to designate 18,400,000 shares of the Company’s authorized but unissued common stock as shares of the Company’s 7.50% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), with the powers, designations, preferences and other rights as set forth therein. The Articles Supplementary became effective on September 13, 2012.

          The Articles Supplementary provide that the Company will pay quarterly cumulative dividends on the Series D Preferred Stock, in arrears, on March 31, June 30, September 30 and December 31 of each year (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day) from, and including, September 13, 2012 at a rate of 7.50% per annum of the $25.00 per share liquidation preference (equivalent to $1.875 per annum per share).

          The Company’s only other outstanding preferred stock as of the date of this Current Report on Form 8-K are 7,412,500 shares of the Company’s 7.875% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), liquidation preference $25.00 per share, and 12,000,000 shares of the Company’s 7.625% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”), liquidation preference $25.00 per share. The Series D Preferred Stock ranks on parity with the Series A Preferred Stock and the Series C Preferred Stock.

          The Series D Preferred Stock will not be redeemable before September 13, 2017, except under circumstances intended to preserve the Company’s qualification as a real estate investment trust (“REIT”) and except upon the occurrence of a Change of Control (as defined in the Articles Supplementary). On or after September 13, 2017, the Company may, at its option, redeem any or all of the shares of the Series D Preferred Stock at $25.00 per share plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, the Company may, at its option, redeem any or all of the shares of Series D Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25.00 per share plus any accumulated and unpaid dividends to, but not including, the redemption date. The Series D Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into the Company’s common stock in connection with a Change of Control by the holders of Series D Preferred Stock.

          Upon the occurrence of a Change of Control, each holder of Series D Preferred Stock will have the right (subject to the Company’s election to redeem the Series D Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Articles Supplementary)) to convert some or all of the Series D Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Company’s common stock per share of Series D Preferred Stock determined by formula, in each case, on the terms and subject to the conditions described in the Articles Supplementary, including provisions for the receipt, under specified circumstances, of alternative consideration.

          There are restrictions on ownership of the Series D Preferred Stock intended to preserve the Company’s qualification as a REIT. Holders of Series D Preferred Stock generally have no voting rights, but have limited voting rights if the Company fails to pay dividends for six or more quarters and under certain other circumstances. In such cases, holders of Series D Preferred Stock will vote separately as a class with all other classes or series of the Company’s preferred stock that the Company may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series D Preferred Stock (which, in certain cases, may exclude holders of the Series A Preferred Stock and Series C Preferred Stock).

          A copy of the Articles Supplementary and Form of Series D Preferred Stock Certificate are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The description of the terms of the Articles Supplementary in this Item 3.03 is qualified in its entirety by reference to Exhibit 3.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          The information set forth above under Item 3.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

          (a) Not applicable.

          (b) Not applicable.

          (c) Not applicable.

          (d) Exhibits:

3.1	Articles Supplementary designating the Series D Preferred Stock.

4.1	Form of Series D Preferred Stock Certificate.

5.1	Opinion of K&L Gates LLP with respect to the legality of the Series D Preferred Stock.

8.1	Opinion of K&L Gates LLP, relating to certain tax matters concerning the Series D Preferred Stock.

23.1	Consent of K&L Gates LLP (included in Exhibits 5.1 and 8.1 hereto).

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.

	By:	/s/ Kathryn Fagan

Name: Kathryn Fagan

Title: Chief Financial Officer

Date: September 13, 2012